UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 9, 2017

FIRST AMERICAN FINANCIAL

CORPORATION

(Exact Name of the Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34580 (Commission File Number)	26-1911571 (IRS Employer Identification No.)

1 First American Way, Santa Ana, California (Address of Principal Executive Offices)		92707-5913 (Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into Material Definitive Agreement.

On May 9, 2017 the stockholders of First American Financial Corporation (the “Company”) approved at the 2017 annual meeting of stockholders amendments to the Company’s 2010 Incentive Compensation Plan (the “Plan Amendment”) to (i) increase the maximum number of shares that can be granted to an individual in a given year in the form of restricted stock and restricted stock units to 200,000, in the form of performance shares and performance units to 200,000, and in the form of other-stock based awards to 200,000; and (ii) impose a limit on the value of awards and other cash compensation that may be granted to non-employee directors of $500,000 per year.

The foregoing description of the Plan Amendment is qualified in its entirety by the terms of the First American Financial Corporation 2010 Incentive Compensation Plan, effective May 28, 2010, amended and restated effective as of May 9, 2017, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2017, the Board of Directors of the Company appointed Reginald H. Gilyard to the Company’s Board of Directors. Mr. Gilyard has not yet been appointed to serve on any committees of the Board. A copy of the press release announcing his appointment is attached hereto as Exhibit 99.1.

Item 5.07.    Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on May 9, 2017. Results of the voting at the meeting are set forth below.

Election of Class I Directors.  The names of the persons who were nominated to serve as Class I directors of the Company for a three-year term are listed below, together with a tabulation of the results of the voting at the annual meeting with respect to each nominee. All Class I director nominees were elected.

Name of Class I Nominee	Votes For	Votes Withheld Broker Non-Votes
James L. Doti	91,444,213	2,613,851	9,066,428
Michael D. McKee	90,876,252	3,181,811	9,066,428
Thomas V. McKernan	91,539,731	2,518,332	9,066,428

Advisory Vote on Executive Compensation.  At the meeting, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, with 90,872,551 votes for, 2,771,023 votes against, 414,489 votes abstaining and 9,066,428 broker non-votes.

Advisory Vote on Frequency of Executive Compensation Vote.  The stockholders also determined, on an advisory basis, to recommend that the Company hold an advisory vote on executive compensation every year, with 76,644,986 votes for every year, 862,626 votes for every two years, 16,192,793 votes for every three years, 357,658 votes abstaining and 9,066,428 broker non-votes. The Board of Directors has determined, consistent with its recommendation and the results of the advisory vote, to hold such a vote every year.

Approval of the Performance Criteria, Establishment of a Director Compensation Limit and Amendment to Individual Annual Share Award Limits under the 2010 Incentive Compensation Plan.  The stockholders also approved the performance criteria, the establishment of a director compensation limit, and the amendment to individual annual share award limits under the Company’s 2010 Incentive Compensation Plan with 90,771,393 votes for, 2,929,016 votes against, 357,654 votes abstaining and 9,066,428 broker non-votes.

Ratification of Independent Public Accountants.  At the meeting, the stockholders of the Company also voted to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017, with 102,043,210 votes for, 512,123 votes against, and 569,158 votes abstaining.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First American Financial Corporation 2010 Incentive Compensation Plan, effective May 28, 2010, amended and restated effective as of May 9, 2017

99.1	Press Release dated May 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date: May 11, 2017	By:	/s/Kenneth D. DeGiorgio
		Name:	Kenneth D. DeGiorgio
		Title:	Executive Vice President

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